                                                                   Exhibit 4(d)



                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                    FLEET NATIONAL BANK, as lender and agent
                         SILICON VALLEY BANK, as lender
                     ALPHA INDUSTRIES, INC., as co-borrower

                                       and

                        TRANS-TECH, INC., as co-borrower



                         ------------------------------

                         Dated as of September 30, 1998

                         ------------------------------











                              Dennis J. White, Esq.
                              Donald P. Board, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                                Boston, MA 02109

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                                                  Dated as of September 30, 1998

Alpha Industries, Inc.
20 Sylvan Road
Woburn, MA 01801

Trans-Tech, Inc.
5520 Adamstown Road
Adamstown, MD

     Re: First Amendment to Amended and Restated Credit Agreement dated as of October 1, 1997 (the "Credit Agreement" by and among Alpha Industries, Inc. ("Alpha"), Trans-Tech, Inc. ("Trans-Tech"), Silicon Valley Bank ("SVB"), Fleet National Bank ("Fleet") and Fleet as the agent (the "Agent").

Ladies and Gentlemen:

     The purpose of this letter is to evidence the agreement between Alpha and Trans-Tech (each a "Borrower" and, together, the "Borrowers" or "you"), SVB and Fleet (each a "Bank" and, together, the "Banks") and the Agent that, effective on the Effective Date (as defined below), the above-referenced Amended and Restated Credit Agreement (together with the schedules thereto, the "Credit Agreement") is amended as set forth on ANNEX I hereto (which is incorporated in this letter amendment by reference). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

     This letter amendment (the "Amendment") shall become effective as of October 1, 1998 (the "Effective Date"), provided that Fleet, on behalf of the Banks, shall have received the following on or before September 30, 1998; and provided further, however, that in no event shall this Amendment become effective until signed by an officer of SVB in California:

          (i) three copies of this letter, duly executed by each of you, with the attached consent of Alpha Securities Corp. (the "Guarantor"), duly executed thereby;

          (ii) the amended and restated promissory note in the form enclosed herewith (the "Amended and Restated Equipment Line of Credit Note", duly executed by each of you; and

          (iii) duly executed officer's certificates of each Borrower in form and substance satisfactory to the Banks.

     By your signatures below, you are hereby representing that your representations set forth in the Loan Documents (including those contained in the Credit Agreement, as amended hereby) are true and correct as of the date hereof as if made on and as of the date hereof. Finally, each of you and the Guarantor agrees that as of this date, neither you nor it has any defenses against your or its obligations to pay any amounts due under the Credit Agreement and the other Loan Documents.

     Upon the effectiveness hereof, each occurrence in each Security Instrument or other Loan Document of "the Credit Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (a) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement or any other Loan Document, other than as expressly set forth herein, and (b) shall-not prejudice any rights which the Banks may now or hereafter have under or in connection with the Credit Agreement, as modified hereby, or the other Loan Documents.

     You agree to pay on demand all costs and expenses of the Banks and the Agent in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Sullivan & Worcester LLP, special counsel for the Banks with respect thereto.

     This letter amendment may be signed in one or more counterparts each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

     THIS LETTER AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                            [remainder of page blank]

     If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter amendment no later than September 28, 1998.

                            Sincerely,


                            FLEET NATIONAL BANK, as Agent and as a Bank
                                hereunder

                            By:
                               ------------------------------------------
                            Name
                            Title

                            SILICON VALLEY EAST, a Division of Silicon Valley
                                Bank, as a Bank hereunder

                            By:
                               ------------------------------------------
                            Name
                            Title

                            SILICON VALLEY BANK, as a Bank hereunder

                            By:
                               ------------------------------------------
                            Name
                            Title
                            (signed by an officer of the Bank in California)


The undersigned have reviewed and accept and agree to the terms of the foregoing
(including the attached Annex I) as of the date first set forth above:

ALPHA INDUSTRIES, INC.


By:
Name:
Title:


TRANS-TECH, INC.


By:
Name:
Title:

                           ANNEX I TO LETTER AMENDMENT

     Effective as of the Effective Date and subject to the conditions set forth in the foregoing letter amendment, the Credit Agreement is hereby amended as follows:

     1. The date "September 30, 1998" appearing in Section 2A.1 as the 1997 Equipment Line Commitment Expiration Date is deleted and the date "September 30, 1999" is substituted in lieu thereof.

     2. The date "April 1, 1997" appearing in Section 2A.3 is deleted and the date "April 1, 1998" is substituted in lieu thereof.

     3. The date "September 30, 2002" appearing in Section 2A.5 as the 1997 Equipment Line Maturity Date is deleted and the date "September 30, 2003" is substituted in lieu thereof.

     4. The form of 1997 Equipment Line of Credit Note appearing as Exhibit A-3 to the Credit Agreement is deleted and there is substituted in lieu thereof the form of Amended and Restated 1997 Equipment Line Note attached hereto as EXHIBIT A.

     5. Section 5.8 is amended by inserting the following as the second sentence thereof:

          "In addition, if the Borrowers fail to borrow at least $3,750,000 in the form of 1997 Equipment Line of Credit Loans on or before the 1997 Equipment Line Commitment Expiration Date, the Borrowers will pay to Fleet, no later than October 1, 1999, a non-refundable Facility Fee in the amount of $15,000."

     6.   Section 8.7 is amended and restated in its entirety as follows:

          "8.7 RESTRICTED PAYMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make any Restricted Payment; PROVIDED HOWEVER, Alpha may (A) make cash expenditures in an aggregate amount of up to $100,000 in any fiscal year in order to redeem shares of capital stock of Alpha distributed under the Borrowers' employee benefits plans and (B) make cash expenditures, pursuant to a written stock buy-back program approved by its Board of Directors and delivered to the Agent, in an aggregate amount of up to $7,500,000 in any fiscal year to effect open-market purchases of Alpha's publicly traded stock."

     7. The figure "$15,000,000" appearing in Section 8.14 relating to capital expenditures is deleted and the figure "$25,000,000" is substituted in lieu thereof.

     8. The address for notice to Fleet set forth in Section 12.3 ("Fleet Center, 75 State Street, Boston, Massachusetts 02106-2197, Attention: Irina V. Case, Assistant Vice President") is deleted and the following is substituted in lieu thereof: "One Federal Street, Boston, Massachusetts 02106, Attention: Irina
V. Case, Vice President".

                            [Remainder of page blank]

                                     CONSENT

     The undersigned, as Guarantor under the Subsidiary Guaranty dated as of September 29, 1995 (the "Guaranty") in favor of Silicon Valley Bank and Fleet National Bank (successor to Fleet Bank of Massachusetts, N.A.), hereby consents to the foregoing letter amendment and to the amendment and restatement of the Equipment Line of Credit Note dated as of October 1, 1998 effected in connection therewith and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, upon the effectiveness of, and on and after the date of, said letter amendment, each occurrence in the Guaranty and in each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party, including, without limitation, the Security Agreement dated as of September 29, 1995 to which the Guarantor is a party, of "the Credit Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended thereby, and that each reference, by whatever terms, in the aforesaid Loan Documents to the Equipment Line of Credit Note shall mean and be a reference to the Equipment Line of Credit Note as amended and restated in connection therewith.


                                                  ALPHA SECURITIES CORP.




                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                  Exhibit A to
                       First Amendment to Credit Agreement
                                                                     Exhibit A-3


                              AMENDED AND RESTATED
                       1997 EQUIPMENT LINE OF CREDIT NOTE
                      (1997 Equipment Line of Credit Loans)

$7,500,000                                                 Woburn, Massachusetts
                                                           As of October 1, 1998

     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "Borrower" and, collectively, the "Borrowers"), jointly and severally promise to pay to FLEET NATIONAL BANK (the "Bank"), at the office of the Bank located at One Federal Street, Boston, Massachusetts 02106, or to its order the following:

               (a) in the event that the Borrower gives the Bank notice in accordance with Section 12.3 of the Credit Agreement referred to below on or before March 31, 1999 that the Borrower wishes that the amortization of this Note commence on April 1, 1999 (the "EARLY AMORTIZATION NOTICE"), then the lesser of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000) or (ii) the outstanding principal amount hereunder as of the opening of business by the Bank on March 31, 1999 (the "TRANCHE A AMOUNT") in forty-eight (48) consecutive equal monthly installments payable on the first day of each month, commencing April 1, 1999 and ending March 1, 2003 (the "TRANCHE A MATURITY DATE") and

               (b) the lesser of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000), or (ii) the outstanding principal amount hereunder as of the opening of business by the Bank on September 30, 1999, and, if an Early Amortization Notice has been given pursuant to subparagraph (a) above, LESS the then outstanding principal balance of the Tranche A Amount, in forty-eight (48) consecutive equal monthly installments payable on the first day of each month, commencing October 1, 1999 and ending on September 1, 2003 (the "TRANCHE B MATURITY DATE").

but in no event more than Seven Million Five Hundred Thousand Dollars ($7,500,000), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum as set forth in the Credit Agreement referred to below, payable monthly in arrears on first day of each calendar month occurring after the date hereof and on the Maturity Date.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This note is the promissory note referred to Section 2A.2 of the credit agreement between the Bank and the Borrowers dated as of September 29, 1995, as amended and restated as of October 1, 1997 (together with all related schedules and exhibits, as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Loan Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein. Except for the capitalized terms defined herein, the capitalized terms used in this Note shall have the respective meanings set forth in the Credit Agreement. This note is secured INTER ALIA by a Security Agreement dated of September 29, 1995 by each Borrower in favor of the Silicon Valley Bank as Collateral Agent for the benefit of the Bank and the other Banks (as defined in the Credit Agreement) as the same may be amended, modified or supplemented from time to time.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

     If the entire amount of any required payment of principal and/or interest is not paid within ten (10) days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of the Bank's and their respective rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Each Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY. IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES

AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                                        ALPHA INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TRANS-TECH, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                              AMENDED AND RESTATED
                       1997 EQUIPMENT LINE OF CREDIT NOTE
                      (1997 Equipment Line of Credit Loans)

$7,500,000                                                 Woburn, Massachusetts
                                                           As of October 1, 1998

     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "Borrower" and, collectively, the "Borrowers"), jointly and severally promise to pay to FLEET NATIONAL BANK (the "Bank"), at the office of the Bank located at One Federal Street, Boston, Massachusetts 02106, or to its order the following:

               (a) in the event that the Borrower gives the Bank notice in accordance with Section 12.3 of the Credit Agreement referred to below on or before March 31, 1999 that the Borrower wishes that the amortization of this Note commence on April 1, 1999 (the "EARLY AMORTIZATION NOTICE"), then the lesser of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000) or (ii) the outstanding principal amount hereunder as of the opening of business by the Bank on March 31, 1999 (the "TRANCHE A AMOUNT") in forty-eight (48) consecutive equal monthly installments payable on the first day of each month, commencing April 1, 1999 and ending March 1, 2003 (the "TRANCHE A MATURITY DATE") and

               (b) the lesser of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000), or (ii) the outstanding principal amount hereunder as of the opening of business by the Bank on September 30, 1999, and, if an Early Amortization Notice has been given pursuant to subparagraph (a) above, LESS the then outstanding principal balance of the Tranche A Amount, in forty-eight (48) consecutive equal monthly installments payable on the first day of each month, commencing October 1, 1999 and ending on September 1, 2003 (the "TRANCHE B MATURITY DATE").

but in no event more than Seven Million Five Hundred Thousand Dollars ($7,500,000), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum as set forth in the Credit Agreement referred to below, payable monthly in arrears on first day of each calendar month occurring after the date hereof and on the Maturity Date.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This note is the promissory note referred to Section 2A.2 of the credit agreement between the Bank and the Borrowers dated as of September 29, 1995, as amended and restated as of October 1, 1997 (together with all related schedules and exhibits, as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Loan Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein. Except for the capitalized terms defined herein, the capitalized terms used in this Note shall have the respective meanings set forth in the Credit Agreement. This note is secured INTER ALIA by a Security Agreement dated of September 29, 1995 by each Borrower in favor of the Silicon Valley Bank as Collateral Agent for the benefit of the Bank and the other Banks (as defined in the Credit Agreement) as the same may be amended, modified or supplemented from time to time.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

     If the entire amount of any required payment of principal and/or interest is not paid within ten (10) days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of the Bank's and their respective rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Each Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY. IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO,

WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                                        ALPHA INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        TRANS-TECH, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                             ALPHA INDUSTRIES, INC.

                              OFFICER'S CERTIFICATE


  COMPANY:                                   BENEFICIARIES OF CERTIFICATE:
     Alpha Industries, Inc.        Silicon Valley Bank      Fleet National Bank
     20 Sylvan Road                3003 Tasman Drive        One Federal Street
     Woburn, MA 01801              Santa Clara, CA 95054    Boston, Massachusetts 02106

          I, James C. Nemiah, hereby certify that I am the duly elected, qualified and acting Secretary of Alpha Industries, Inc., a Delaware corporation (the "Company"), and that the following person (a) is duly elected, qualified to serve and acting as an officer of the Company in the capacities indicated opposite such person's name and (b) is duly authorized to sign documents, certificates, correspondence or instruments on behalf of the Company in connection with the execution and delivery of the First Amendment to Amended and Restated Credit Agreement dated as of September 30, 1998 (the "First Amendment") by and among the Company, Trans-Tech, Inc., Silicon Valley Bank, Fleet National Bank and Fleet National Bank as agent. The signature appearing opposite such officer's name and titles is the genuine signatures of such officer:

Name                                 Title                              Signature
----                                 -----                              ---------

Paul E. Vincent          Vice President, Treasurer and CFO
                                                                 -----------------------

          IN WITNESS WHEREOF, I have signed this certificate and affixed the corporate seal of the Company.

Dated:  10/1/98
        -------


[Corporate Seal]


          I, Paul E. Vincent, Treasurer of the Company, do hereby certify that James C. Nemiah is on the date hereof the duly elected or appointed, qualified and acting Secretary of the Company, and the signature set forth above is the genuine signature of such officer.



                                                  ------------------------------

                                TRANS-TECH, INC.

                              OFFICER'S CERTIFICATE


  COMPANY:                                   BENEFICIARIES OF CERTIFICATE:
     Alpha Industries, Inc.        Silicon Valley Bank      Fleet National Bank
     20 Sylvan Road                3003 Tasman Drive        One Federal Street
     Woburn, MA 01801              Santa Clara, CA 95054    Boston, Massachusetts 02106

          I, Paul E. Vincent, hereby certify that I am the duly elected, qualified and acting Treasurer, Vice President and Chief Financial Officer of Trans-Tech, Inc., a Maryland corporation (the "Company"), and that Richard A. Langman (a) is duly elected, qualified to serve and acting as President of the Company and (b) is duly authorized to sign documents, certificates, correspondence or instruments on behalf of the Company in connection with the execution and delivery of the First Amendment to Amended and Restated Credit Agreement dated as of September 30, 1998 (the "First Amendment") by and among the Company, Alpha Industries, Inc., Silicon Valley Bank, Fleet National Bank and Fleet National Bank as agent.

          IN WITNESS WHEREOF, I have signed this certificate and affixed the corporate seal of the Company.

Dated:  10/1/98
        -------                                   ------------------------------
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer


[Corporate Seal]

          I, James C. Nemiah, Secretary of the Company, do hereby certify that Paul E. Vincent is on the date hereof the duly elected or appointed, qualified and acting Vice President, Treasurer and Chief Financial Officer of the Company, and the signature set forth above is the genuine signature of such officer.




                                                  ------------------------------